EXHIBIT 12


                              Nortel Networks Inc.
                             221 Lakeside Boulevard
                          Richardson, Texas 75082-4399

                                 March 11, 2003


Liberty ANTC, Inc.
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado  80112

Ladies and Gentlemen:

      This letter memorializes certain agreements that we have reached with respect to the Lock-Up Agreement by and between Nortel Networks Inc. ("Nortel"), as successor in interest to Nortel Networks LLC (which was merged with and into Nortel as of December 31, 2002), and Liberty ANTC, Inc. dated as of June 7, 2002 (the "Agreement").

      We have agreed that:

(1) Section 1.2 of the Agreement shall not apply to a maximum of 6,000,000 shares transferred by Nortel pursuant to the Master Securities Loan Agreement by and between Nortel and CIBC World Markets Corp. dated as of March 11, 2003 (the "Loan Agreement"),

(2) notwithstanding Section 1.1 of the Agreement, Nortel shall be entitled to demand (pursuant to its agreement with Arris Group, Inc.) registration for any shares lent pursuant to the Loan Agreement and any substitutes therefore that are retuned in lieu thereof pursuant to the Loan Agreement (collectively, the "Covered Shares"), and

(3) the Covered Shares, once reregistered, shall constitute "Registered Shares pursuant to the Shelf Registration" for purposes of the Agreement.

      If the foregoing accurately reflects our agreements, please sign where indicated below.

                                    Sincerely yours,

                                    Nortel Networks Inc.


                                    By: /s/ Khush Dadyburjor
                                        ---------------------------------
                                        Attorney-In-Fact


Agreed to:

Liberty ANTC, Inc.

By:  /s/ Neal Dermer
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Its: Vice President - Assistant Treasurer
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